UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Approval and Amendment of 2010 Stock Incentive Plan

As described more fully in Item 5.07 of this report, the shareholders of Clean Harbors, Inc. (the “Company”) approved at the Company’s annual meeting of shareholders held on May 10, 2010, the Company’s 2010 Stock Incentive Plan (the “2010 Plan”), and the 2010 Plan therefore became effective on that date. A copy of the 2010 Plan was attached as Exhibit B to the Company’s definitive proxy statement dated April 5, 2010 for such annual meeting. The 2010 Plan provides for future awards (“Awards”) of up to 3,000,000 shares of the Company’s Common Stock (subject to certain anti-dilution adjustments) in the form of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Other Stock-Based Awards.  The Plan will be administered by the Compensation Committee of the Company’s Board of Directors composed of not less than two independent directors (the “Committee”) except that, in the case of any Awards granted under the 2010 Plan to non-employee directors of the Company, such Awards will be made and administered by the full Board of Directors (and the term “Committee” as used in the 2010 Plan therefore includes the Company’s full Board of Directors for purposes of any such Awards to non-employee directors). Under the 2010 Plan, all employees, directors, consultants and advisors of the Company or any of its subsidiaries are eligible to participate to the extent that the Committee shall in the future grant Awards to them.

Section 11 of the 2010 Plan provides that the Company’s Board of Directors may at any time amend the Plan except that shareholder approval would be required for certain types of amendment including, in particular, any amendment which would increase the number of shares subject to the Plan (other than in connection with an adjustment upon a change in capitalization) or make any change in the class of employees, directors, consultant or advisors of the Company eligible to be granted Awards under the Plan. Pursuant to discussions with certain shareholders, the Company’s Board of Directors, at a meeting held on May 10, 2010 following the annual meeting of shareholders, considered and added a new subsection 7(d)(4) to the 2010 Plan reading as follows:

(4) Minimum Vesting Requirements. The minimum vesting period following the date of Restricted Stock Awards shall be at least one year for Performance Awards (as defined in Section 10(i) of this Plan) and at least three years for Restricted Stock Awards which are not Performance Awards. Notwithstanding the foregoing, (i) Restricted Stock Awards which are not Performance Awards may vest proportionately in annual increments based on continued employment or service during such vesting period and (ii) Restricted Stock Awards made to Participants who are Non-Employee Directors as compensation for service to be rendered by them as directors may vest in full upon or immediately prior to the next annual meeting of the Company’s shareholders subject to their continued service as directors through such vesting date.

At the meeting of the Company Board of Directors on May 10, 2010, the Board also approved grants under the 2010 Plan to each of Company’s eight independent non-employee directors, in consideration of their agreement to serve as directors of the Company, of between 383 and 1,283 shares (depending upon their respective Class as a director) of Restricted Stock having a market value of between $23,949 and $80,226 (based on the closing price of the Company’s common stock of $62.53 on May 10, 2010). Such Restricted Shares will be issued upon the Company’s filing with the SEC of a Form S-8 registration statement for the shares authorized to be issued under the 2010 Plan. The Restricted Stock granted to each of its independent non-employee directors will vest, provided that such non-employee director continues to serve in such capacity, immediately prior to the Company’s next annual meeting to be held in 2011.

Except for the grants to the independent non-employee directors made by the Board of Directors on May 10, 2010 as described in the preceding paragraph, the Company can not now determine the amount of the Awards which will be granted in the future under the 2010 Plan or would have been granted during 2010 if such Plan had then been in effect.  The Company’s definitive proxy statement dated April 5, 2010 for the Company’s annual meeting of shareholders held on May 10, 2010 describes all awards which were granted in the past under the Company’s previous equity incentive plan (the 2000 Stock Incentive Plan) to the Company’s principal executive officer, principal financial officer, three other executive officers which were the most highly-compensated during the Company’s fiscal year ended December 31, 2009, other current executive officers as a group, and directors. Such description is incorporated by reference into this report.

Copies of the 2010 Plan, as amended by the Company’s Board of Directors on May 10, 2010 as described above, and the form of Restricted Stock Award Agreement [Non-Employee Director] approved by the Board on May 20, 2010 for purposes of Awards to Non-Employee Directors under the 2010 Plan, are filed as Exhibits 10.54 and 10.54A to this report.

Amendment and Restatement of Management Incentive Plan

On May 10, 2010, the Company’s Board of Directors, acting on the recommendation of the Compensation Committee of the Board of Directors, amended and restated the Company’s Management Incentive Plan (the “MIP”), as previously approved by the Board on December 9, 2008. The MIP sets forth the terms under which the Compensation Committee, which is composed solely of directors who are “independent directors” within the meaning of the listing requirements of the primary stock exchange on which the Company’s common stock may then be listed, may award to senior managers of the Company and its subsidiaries (other than the Company’s Chief Executive Officer) bonuses payable in cash based upon the level of corporate performance or satisfaction of certain other objective goals established by the Compensation Committee during the first 90 days of each year. The Compensation Committee is responsible for determining the terms and potential amounts of annual MIP bonuses. To the extent earned for any fiscal year, such bonuses are payable by March 15 of the following year.

The MIP provides that the Compensation Committee will approve during the first 90 days of each fiscal year one or more Performance Criteria and Levels of Achievement which will be used in determining the extent, if any, to which MIP bonuses (which shall be expressed as a percentage of each participant’s actual earned base salary) will be earned for that fiscal year. Performance Criteria may be based on one or more of the following: the Company’s consolidated revenues, MIP EBITDA (as defined below), ratio of MIP EBITDA to consolidated revenues (“MIP EBITDA Margin”), earnings per share, or such other objective criteria as the Committee shall deem appropriate. Such Performance Criteria may be based on the Company’s absolute performance under such measure for the year and/or upon a comparison of such performance with the performance of the Company in a prior period or the performance of a peer group of companies.  The Performance Criteria and related annual MIP bonuses may also be based upon the Company’s performance over either one or more of the Company’s fiscal years. The MIP provides that, in connection with each such Performance Criteria, the Compensation Committee has authority to establish a Minimum Level of Achievement, a Target Level of Achievement, and a Maximum Level of Achievement which will determine the amount of MIP bonuses which may potentially be earned.

The MIP also provides that, in the case of certain participants in the MIP which are members of the executive staff who report directly to the Company’s Chief Executive Officer, the Committee will have authority to award Supplemental Executive Incentive Bonuses up to a specified percentage of base compensation if such participant(s) meet or exceed during a fiscal year Personal Goals established by the Committee for such participant(s) on or before the 90th day of such year or the 30th day on which such participants become members of the executive staff. For such purpose, “Personal Goals” mean goals applicable to a fiscal year which are established by the Committee on the advice of the Company’s Chief Executive Officer with respect to an individual participant or group of participants. Such Personal Goals may include, in the Committee’s discretion, as examples and without limitation, such factors as the performance of a business unit of the Company or a subsidiary for which such participant(s) have responsibility or satisfaction of other objective criteria such as hiring of key employees or improvement in health, safety and compliance statistics.

As amended and restated by the Board of Directors on December 10, 2010, the MIP now provides that (i) payouts of any Supplemental Executive Incentive Bonus to any member of the executive staff, based upon achievement of their individual goals, shall not be restricted by the extent to which such Participants shall be entitled to receive payments of bonuses based upon achievement of other Performance Criteria, (ii) the definition of “EBITDA” (earnings before interest, taxes, depreciation and amortization) as used in the MIP shall mean the Company’s “Adjusted EBITDA” as reported in the Company’s Annual Report on Form 10-K, and (iii) a definition of “MIP EBITDA” has been added to the MIP to mean the Company’s EBITDA with certain adjustments established by the Committee for amounts which are not derived from the Company’s normal operations and over which the Participants in the MIP do not exercise control (such as acquisition and integration costs, adjustments to environmental liabilities, gains and losses from currency exchange rates, and changes in accounting principles).

A copy of the Company’s MIP, as amended and restated by the Company’s Board of Directors on May 10, 2010, is filed as Exhibit 10.52A to this report.

Item 5.07.                                              Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on Monday, May 10, 2010, at the Company’s headquarters in Norwell, Massachusetts at which the following matters were submitted to a vote of the shareholders. Each of the matters was described in the Company’s definitive proxy statement dated April 5, 2010 for such annual meeting.  The votes as to each such matter were as follows:

(a)                                  Votes regarding the election of the persons named below as Class III directors for a term expiring in 2013:

	For	Withheld	Broker Non-Votes
John P. DeVillars	21,317,502	344,882	1,639,805
Daniel J. McCarthy	21,099,214	563,170	1,639,805
Andrea Robertson	21,512,598	149,786	1,639,805

(b)                                 Vote to approve the Company’s 2010 Stock Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
15,031,329	6,620,556	10,499	1,639,805

(c)                                  Vote to ratify the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For	Against	Abstentions	Broker Non-Votes
23,180,309	114,828	7,049	-0-

As described under Item No. 2 in the Company’s definitive proxy statement dated April 5, 2010 for the annual meeting on May 10, 2010, the Company’s Board of Directors had originally proposed that the shareholders also consider and act upon at the annual meeting a proposal to amend the Company’s articles of organization primarily to increase the number of authorized shares of common stock, $.01 par value, from 40,000,000 to 100,000,000. However, in response to concerns expressed by certain shareholders to that proposal, the Company’s Board of Directors voted to withdraw such proposal and therefore such proposal was not voted upon at the annual meeting. The Company’s Board of Directors will reconsider such matter further in the future.

Item 9.01                                                 Financial Statements and Exhibits

(d) Exhibits

10.52A           Clean Harbors, Inc. Management Incentive Plan [as amended and restated on May 10, 2010]

10.54                     Clean Harbors, Inc. 2010 Stock Incentive Plan [as amended on May 10, 2010]

10.54A           Form of Restricted Stock Award Agreement [Non-Employee Director]

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

May 14, 2010	/s/ James M. Rutledge
Executive Vice President and
Chief Financial Officer